Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

      Monthly Period ended      3/31/2006
      Distribution Date         4/18/2006
      All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          Total     Allocated to         Allocated to Investor Interest
 1   Sources of funds                                               Transferor        Total     Series 05-A    Series 05-B
                                                       --------------------------------------------------------------------
     Principal Collections                                1,226,970    533,917        693,053       346,435         346,617
     Finance Charge Collections                              77,272     33,625         43,647        21,818          21,829
     Interchange                                              8,683      3,778          4,904         2,452           2,453
                                                       --------------------------------------------------------------------
     Total Funds Received                                 1,312,925    571,321        741,604       370,705         370,899


 2   Application of Principal Collections                 Total     Series 05-A   Series 05-B
     Investor Percentage of Principal Collections           693,053   346,435        346,617
     deduct:
     Utilised Retained Principal Collections
             allocable to Class C                                 0         0              0
             allocable to Class B                                 0         0              0
     Transferred to Series Collections Ledger                     0         0              0
     Shared Principal Collections                                 0         0              0

                                                       --------------------------------------
     Cash Available for Acquisition                         693,053   346,435        346,617

 3   Application of Finance Charge Collections            Total     Series 05-A    Series 05-B
     Investor Percentage of Finance Charge Collections       48,552    24,269         24,282
     deduct:
     Trustee payment amount                                    0.30         0              0
     Loan Note Issuer Costs                                      27        14             14
     Monthly Distribution Amounts                            12,725     6,342          6,383
     Servicing fee payable to RBS                             1,807       903            904
     Cash Management fee payable to RBS                           1      0.50           0.50
     Investor Default Amount                                 17,468     8,731          8,736
     Expenses loan principal and interest                        --        --             --

     Available Spread                                        16,524     8,278          8,246


 4   Payments in respect of the Securities
     Series 05-A                                         Class A     Class B     Class C
                                                         USD 000s   USD 000s     USD 000s
     Balance at 15 March 2006                             2,175,000   175,000     150,000
     Principal repayments on 18 April 2006                       --        --          --
                                                       -----------------------------------
     Balance carried forward on 18 April 2006             2,175,000   175,000     150,000
                                                       -----------------------------------

     Interest due on 18 April 2006                            9,796       815         718
     Interest paid                                           (9,796)     (815)       (718)
                                                       -----------------------------------
     Interest unpaid                                             --        --          --


     Series 05-B                                       C  lass A-1  Class A-2     Class A-3    Class B-3   Class C-1   Class C-3
                                                          USD 000s   EUR 000s      GBP 000s     GBP 000s    USD 000s    GBP 000s
     Balance at 15 March 2006                               435,000   450,000       700,000      101,000     42,000       63,000
     Principal repayments on 18 April 2006                       --        --            --           --         --           --
                                                       --------------------------------------------------------------------------
     Balance carried forward on 18 April 2006               435,000   450,000       700,000      101,000     42,000       63,000
                                                      ---------------------------------------------------------------------------

     Interest due on 18 April 2006                               --     1,157            --           --         --           --
     Interest paid                                               --    (1,157)           --           --         --           --
                                                      ---------------------------------------------------------------------------
     Interest unpaid                                             --        --            --           --         --           --


 5   Transaction Accounts and Ledgers

                                                            Total     Series 05-A   Series 05-B
     Reserve Account
     Required Reserve Amount                                     --        --             --
                                                      -------------------------------------------
     Balance at 15 March 2006                                    --        --             --
     Transfer in/out this period                                 --        --             --
     Interest earned                                             --        --             --
                                                      -------------------------------------------
     Balance carried forward on 18 April 2006                    --        --             --
                                                      -------------------------------------------

     Spread Account
     Required Spread Account Amount                              --        --             --
                                                      -------------------------------------------
     Balance at 15 March 2006                                    --        --             --
     Transfer in/out this period                                 --        --             --
     Interest earned                                             --        --             --
                                                      -------------------------------------------
     Balance carried forward on 18 April 2006                    --        --             --
                                                      -------------------------------------------

     Principal Funding Account
     Balance at 15 March 2006                                    --        --             --
     Transfer in/out this period                                 --        --             --
     Interest earned                                             --        --             --
                                                      -------------------------------------------
     Balance carried forward on 18 April 2006                    --        --             --


 6   Subordination Percentages                                      Series 05-A                            Series 05-B
                                                               Original           Current            Original           Current
                                                        (pound)000     %    (pound)000     %   (pound)000    %     (pound)000   %
     Class A Investor Interest                            1,257,225   87%    1,257,225    87%   1,257,568    87%   1,257,568    87%
     Class B Investor Interest                              101,156    7%      101,156     7%     101,000     7%     101,000     7%
     Class C Investor Interest                               86,705    6%       86,705     6%      87,277     6%      87,277     6%
                                                       -----------------------------------------------------------------------------
     Total Investor Interest                              1,445,087  100%    1,445,087   100%   1,445,845   100%   1,445,845   100%
                                                       -----------------------------------------------------------------------------

 7   Assets of the Trust
                                                              (pound)000
                                                       -----------------
     Total receivables at 31-Mar-06                     (pound)4,996,352
                                                       -----------------

     Aggregate amount of receivables that, as at
     31st March 2006 were delinquent by:      30-59 days          64,702
                                              60-89 days          50,367
                                             90-179 days         119,808
                                        180 or more days         168,009

 8   Material Changes

     New Issuance during period                        NONE

     Material modifications to pool asset terms        NONE

     Material modifications to origination policies    NONE

     Material breaches of pool asset representations,
     warranties or covenants                           NONE

 9   Trigger Information

     Series Pay Out Events                                NONE

     Trust Pay Out Events                                 NONE


10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                    NONE

     Changes in Securities                                NONE

     Submission of Matters to a Vote of Security Holder   NONE

     Other Information                                    NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 18th day of April, 2006


     ----------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business